UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Commission File Number: 333-209903

GSG GROUP INC.
(Exact name of Registrant as specified in its charter)

Nevada	37-1769300
(State of incorporation)	(IRS Employer Identification No.)

Haagwinde 20, 5262 KZ Vught, The Netherlands

Address of Principle Executive Office

+31 (623)-407-058

Registrant’s telephone number, including area code

Date of Report (Date of earliest event reported):

July 24th, 2020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July 13, 2020, the shareholders of the Corporation voted Mr Frank Raymakers as Director & Chief Executive Officer, Mr. Maarten Stuut as Director & Chief Financial Officer, Mr. Alfred Kelly as Director & Chief Operating Officer and Mr. Eric P. Ditkowsky as Director & Chief Sales Officer of the Company.

Mr. Frank Raymakers has over 25 years of hands-on experience in marketing and sales in the medical devices industry. As founder & CEO of PREJEX GmbH Frank has extensive experience in the needle-free injection devices area. Frank and his business partner Maarten Stuut acquired the assets of Injex GmbH and began efforts to get the products into the U.S. market. Frank contributes largely by bringing his relationships in Europe, Middle East and the U.S. to the Company as well establishing new leads, refining GSG Group´s business model, promoting and managing sales channels of its devices and products. He will also oversee production and distribution of the PREJEX needle-free injection product line to produce optimum results for the Company. Past positions in his career include, for example, Honeywell, MedX Health Canada or Nonin, all of which he was involved in product rollouts in Western Europe, taking their sales from zero to several million USD within a few months.

Mr. Maarten Stuut – Vice President and CFO – also a founder & director of PREJEX GmbH, is a serial entrepreneur and investor with 30 years of business experience in telecommunications and medical devices. Maarten will work with Frank Raymakers to manage all European manufacturing, Quality Systems, and regulatory activities. Maarten owns several small companies and manages sales and growth of these businesses in Europe and the Middle East. One of his last endeavors was Simpel, a Netherlands Telco company he founded and later sold at some 40+m USD – Simpel is valued at around 100m USD today. Maarten is responsible for coordinating all financing matters for our Company as well as financial controlling of the PREJEX product line – from procurement and production to global delivery. He will also work with Frank to scale deal flow and sales in the European, Middle East and African regions and expand into other markets of interest.

Mr. Alfred Kelly is a strategic and results driven business developer with over 20 years of accomplishments growing revenue, advancing market position, strengthening product portfolio, streamlining supply chain and expanding customer base within diverse competitive markets. His extensive international and domestic background in senior management, sales and marketing in medical devices, network communications, industrial and commercial markets will allow him to manage all our North American operations. In his career Mr. Kelly held senior management and C-Level positions with multiple organizations, e.g. Honeywell-Envitec (Germany), Plexus (USA) or HealthSTATS (Singapore). On his most recent project in France he generated and then managed customer accounts and business volume in excess of 10m USD.

Mr. Eric P. Ditkowsky is a highly experienced leader with over 20 years in the medical and life sciences technology sector. He has developed relationships with several Fortune 100 companies such as Dell Healthcare, WebMD, Best Buy, PSS World Medical, Honeywell HomMed as well as with the Accountable Care Association of America (ACCA) and the United States Department of Veteran Affairs (VA), Healthcare Finance Management Association (HFMA), Medical Group Management Association (MGMA), to name a few. As our Chief Sales Officer (Americas) he brings his wealth of experience and network to the Company and will help to quickly implement our market entry and substantial market expansion through a growing number of global distributors, pharmacies, physicians, and directly online.

ITEM 8.01 OTHER EVENTS.

On July 24, 2020, the directors of the Corporation have resolved that the business address be changed with immediate effective to Haagwinde 20, 5262 KZ Vught, The Netherlands.

ITEM 9.01 EXHIBITS

(d) Exhibits.

10.1	Shareholder´s Resolution Appointing New Directors

99.1	Board Resolution re Change Of Business Address

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSG Group Inc.

Date: July 27, 2020	By:	/s/ Frank Raymakers
Frank Raymakers, CEO

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